UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2007
NORTHWEST PIPELINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7414 (Commission File Number)	87-0269236 (I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of principal executive offices)		84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Indenture
Registration Rights Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On April 5, 2007, Northwest Pipeline Corporation (the “Company”) completed an offering of $185 million aggregate principal amount of 5.95% Senior Notes due 2017 (the “Notes”) to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will use the net proceeds from the offering together with cash on hand to repay intercompany indebtedness incurred to fund the April 4, 2007 redemption of all outstanding $175,000,000 in aggregate principal amount of the Company’s 8 1/8% Senior Notes due 2010. A copy of the Company’s press release announcing the same is filed as Exhibit 99.1 to this report.
     The Notes were issued pursuant to an Indenture, dated as of April 5, 2007, between The Bank of New York, as trustee, and the Company (the “Indenture”). The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. A copy of the Indenture is filed as Exhibit 4.1 to this report, and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.
     The Notes bear interest at a rate of 5.95% per annum. The Company will pay interest on the Notes on April 15 and October 15 of each year, commencing on October 15, 2007. The Notes will mature on April 15, 2017. The Company may redeem some or all of the Notes at any time at the redemption prices described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets, enter into sale and leaseback transactions, and merge, consolidate, or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.
     The holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated as of April 5, 2007, among the Company and Greenwich Capital Markets, Inc. and Banc of America Securities LLC, acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for new issues of substantially identical notes issued under the Securities Act on or before 180 days after April 5, 2007, and to use its commercially reasonable efforts to cause the registration statement to be declared effective on or before 270 days after April 5, 2007. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.
Exhibits. The following are filed as Exhibits to this report.

4.1	Indenture, dated as of April 5, 2007, between Northwest Pipeline Corporation and The Bank of New York.

10.1	Registration Rights Agreement, dated as of April 5, 2007, among Northwest Pipeline Corporation and Greenwich Capital Markets, Inc. and Banc of America Securities LLC, acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

99.1	Press release dated April 5, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION

	By:	/s/ Brian K. Shore

	Name:	Brian K. Shore
	Title:	Corporate Secretary

Dated: April 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of April 5, 2007, between Northwest Pipeline Corporation and The Bank of New York.

10.1	Registration Rights Agreement, dated as of April 5, 2007, among Northwest Pipeline Corporation and Greenwich Capital Markets, Inc. and Banc of America Securities LLC, acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

99.1	Press release dated April 5, 2007.

5